Exhibit 5.1

SIDLEY AUSTIN LLP 555 CALIFORNIA STREET SUITE 2000 SAN FRANCISCO, CA 94104 +1 415 772 1200 +1 415 772 7400 FAX AMERICA • ASIA PACIFIC • EUROPE

March 17, 2023

Eiger BioPharmaceuticals, Inc.

2155 Park Boulevard

Palo Alto, California 94306

Re:	3,368,714 Shares of Common Stock, $0.001 par value per share (“Common Stock”)

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Eiger BioPharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) 2,203,714 shares of Common Stock, which may be issued under the Eiger BioPharmaceuticals, Inc. Amended and Restated 2013 Equity Incentive Plan (the “2013 Plan”), (ii) 165,000 shares of Common Stock which may be issued under the Eiger BioPharmaceuticals, Inc. Amended and Restated 2013 Employee Stock Purchase Plan (the “2013 ESPP”), and (iii) 1,000,000 shares of Common Stock which may be issued under the Eiger BioPharmaceuticals, Inc. 2021 Inducement Plan (the “Inducement Plan”) (the 2013 Plan, the 2013 ESPP, and the Inducement Plan collectively, the “Plans” and the aggregate shares of Common Stock to be registered under the Registration Statement, the “Registered Shares”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company’s Amended and Restated Bylaws, the Plans, the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the Plans and the resolutions adopted by the stockholders of the Company relating to the 2013 Plan and 2013 ESPP. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin (CA) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Based on the foregoing, we are of the opinion that each Registered Share that is newly issued pursuant to each Plan will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Registered Shares shall have been duly issued and delivered in accordance with the applicable Plan; and (iii) certificates representing such Registered Shares shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor in an amount not less than the par value thereof, all in accordance with the applicable Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP